Exhibit 99.1

Neonode to Raise
$8.7 Million in Private Placement

STOCKHOLM, SWEDEN, August 12, 2016 — Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today announced it has entered into definitive agreements with institutional and accredited investors for the private placement of $8.7 million of Neonode’s common stock and common stock warrants.

Pursuant to the terms of the private placement, Neonode has agreed to sell an aggregate total of 8,627,352 shares of common stock. Of this amount, $8.2 million will be sold at a price of $1.00 per share to outside investors and an aggregate of $500,000 will be sold at a price of $1.17 per share to Thomas Eriksson, Chief Executive Officer of Neonode, and Remo Behdasht, SVP AirBar Devices at Neonode.

Certain outside investors whose purchase of shares would make them the beneficial owners of more than 9.99% of Neonode’s outstanding common stock will purchase pre-funded warrants in lieu of common stock. These pre-funded warrants for outside investors are included in the aggregate share total above.

Additionally, for all investors in the private placement including Mr. Eriksson and Mr. Behdasht, Neonode will issue warrants to purchase an aggregate of 4,313,676 shares of common stock at an exercise price of $1.12 per share that will expire five and one-half years from the date on which the warrants are issued and are non-exercisable for the first six months. If the warrants are fully exercised, Neonode will receive an additional $4.8 million.

The closing of the private placement offering is subject to the satisfaction of customary closing conditions.

Craig-Hallum Capital Group LLC is acting as exclusive placement agent in connection with the offering.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Further information regarding the private placement can be found in the Current Report on Form 8-K that will be filed by Neonode with the SEC.

About Neonode

Neonode Inc. (NASDAQ: NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers, PC devices, monitors, mobile phones, tablets and e-readers. Neonode and the Neonode Logo are trademarks of Neonode Inc. registered in the United States and other countries. AirBar is a trademark of Neonode Inc. All other trademarks are the property of their respective owners.

For more information, please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and the expected proceeds and closing of the private placement. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

For more information, please contact:

Investor Relations

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

Email: lars.lindqvist@neonode.com

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